Exhibit 99.1

Leidos, Inc. Announces Pricing Terms of Cash Tender Offer for Any and All 3.625% Senior Notes Due 2025

RESTON, Va., Feb. 20, 2025 /PRNewswire/ — Leidos Holdings, Inc. (NYSE:LDOS) (“Holdings”), today announced the pricing terms of the previously announced offer by its wholly-owned subsidiary, Leidos, Inc. (“Leidos”) to purchase for cash (the “Tender Offer”) any and all of its outstanding 3.625% Senior Notes due 2025 (the “2025 Notes”). The Tender Offer is being made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated as of February 13, 2025 (the “Offer to Purchase”) and the related notice of guaranteed delivery (together with the Offer to Purchase, the “Offer Documents”). Holders of the 2025 Notes (“Holders”) are urged to read the Offer Documents carefully before making any decision with respect to the Tender Offer.

The consideration (the “Notes Consideration”) for each $1,000 principal amount of the 2025 Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer was determined in the manner described in the Offer to Purchase by reference to the fixed spread for the 2025 Notes specified below plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified below as of 2:00 p.m., New York City time today, the date on which the Tender Offer is currently scheduled to expire.

Title of Security	CUSIP number / ISIN	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Notes Consideration
3.625% Senior Notes due 2025	52532XAD7 / US52532XAD75	$500,000,000	2.125% U.S. Treasury due May 15, 2025	FIT3	4.354%	+0 bps	$998.30

In addition to the Notes Consideration, Holders will also receive accrued and unpaid interest on the 2025 Notes validly tendered and accepted for purchase from November 15, 2024, the last interest payment date, up to, but not including, the date on which Leidos makes payment for such 2025 Notes, which date is currently expected to be February 25, 2025 (such date, as it may be extended, the “Settlement Date”).

The Tender Offer will expire at 5:00 p.m., New York City time, on February 20, 2025, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders must validly tender, and not validly withdraw, their 2025 Notes at or prior to the Expiration Time, or pursuant to the guaranteed delivery procedures described in the Offer Documents, to be eligible to receive in cash the Notes Consideration and accrued and unpaid interest as described above.

Holders who validly tender their 2025 Notes may validly withdraw their tendered 2025 Notes at any time prior to the earlier of (i) the Expiration Time and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. 2025 Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date.

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including the successful completion by Leidos of an offering (the “Offering”) of new senior notes on terms satisfactory to Leidos in its sole discretion, generating net proceeds in an amount that is sufficient to effect (i) the repurchase of the 2025 Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer, and (ii) the repayment, in accordance with the satisfaction and discharge terms of the indenture governing the 2025 Notes, of all 2025 Notes remaining outstanding after the Tender Offer, if applicable, including the payment of any accrued interest and costs and expenses incurred in connection with the foregoing. If any 2025 Notes remain outstanding after the consummation of the Tender Offer, Leidos expects (but is not obligated) to repay such 2025 Notes in accordance with the satisfaction and discharge terms and conditions set forth in the related indenture. The Offering is not conditioned on the completion of the Tender Offer.

Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”) and U.S. Bancorp Investments, Inc. (“US Bancorp”) are acting as Dealer Managers (the “Dealer Managers”) in connection with the Tender Offer, and Global Bondholder Services Corporation (“GBSC”) is serving as the depositary agent and information agent for the Tender Offer. Copies of the Offer Documents are available via the Tender Offer website at https://www.gbsc-usa.com/leidos/ or by contacting GBSC via telephone at +1 (212) 430-3774 (collect) or +1 (855) 654–2014 (toll-free) or via email at contact@gbsc-usa.com. Questions regarding the terms of the Tender Offer should be directed to Citigroup at +1 (212) 723-6106 (collect) or +1 (800) 558-3745 (toll-free), to J.P. Morgan at +1 (212) 834-5402 (collect) or +1 (866) 834-4666 (toll-free), or to US Bancorp at +1 (917) 558-2756 (collect) or +1 (800) 479-3441 (toll-free).

None of Holdings, Leidos, their respective board of directors, the Dealer Managers, GBSC or the trustee for the 2025 Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any 2025 Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their 2025 Notes and, if so, the principal amount of 2025 Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the 2025 Notes, or an offer to sell or a solicitation of an offer to purchase the new notes pursuant to the Offering nor is it a solicitation for acceptance of the Tender Offer, nor shall it constitute a notice of redemption under the indenture governing the 2025 Notes. Leidos is making the Tender Offer only by, and pursuant to the terms of, the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Leidos

Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 48,000 global employees, Leidos reported annual revenues of approximately $16.7 billion for the fiscal year ended January 3, 2025.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on our management’s belief and assumptions about the future in light of information currently available to our management. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance or achievements. There are a number of important factors that could cause our actual results to differ materially from those results anticipated by our forward-looking statements, which include, but are not limited to:

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developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the U.S. government budget process or a government shutdown, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession;

•	uncertainties in tax due to new tax legislation or other regulatory developments;

•	deterioration of economic conditions or weakening in credit or capital markets;

•	uncertainty in the consequences of current and future geopolitical events;

•	inflationary pressures and fluctuations in interest rates;

•	delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests;

•	changes in U.S. government procurement rules, regulations and practices, including its organizational conflict of interest rules;

•	changes in global trade policies, tariffs and other measures that could restrict international trade;

•	increased preference by the U.S. government for minority-owned, small and small disadvantaged businesses;

•	fluctuations in foreign currency exchange rates;

•	our compliance with various U.S. government and other government procurement rules and regulations;

•	governmental reviews, audits and investigations of our company;

•	our ability to effectively compete and win contracts with the U.S. government and other customers;

•	our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence;

•	our reliance on information technology spending by hospitals/healthcare organizations;

•	our reliance on infrastructure investments by industrial and natural resources organizations;

•	energy efficiency and alternative energy sourcing investments;

•	investments by U.S. government and commercial organizations in environmental impact and remediation projects;

•	the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows;

•	our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees;

•	our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price (“FFP”) contracts and other contracts;

•	resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues;

•	cybersecurity, data security or other security threats, system failures or other disruptions of our business;

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our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information;

•	the damage and disruption to our business resulting from natural disasters and the effects of climate change;

•	our ability to effectively acquire businesses and make investments;

•	our ability to maintain relationships with prime contractors, subcontractors and joint venture partners;

•	our ability to manage performance and other risks related to customer contracts;

•	the failure of our inspection or detection systems to detect threats;

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the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks;

•	our ability to manage risks associated with our international business;

•	our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations;

•	our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights;

•	our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights;

•	our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements;

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our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects;

•	our ability to successfully integrate acquired businesses; and

•	our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.

These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All information in this release is as of February 20, 2025. We do not undertake any obligation to update or revise any of the forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements or to conform these statements to actual results.

CONTACTS:

Investor Relations:

Stuart Davis

571.526.6124

ir@leidos.com

Media Contact:

Victor Melara

(703) 431-4612

victor.a.melara@leidos.com